UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 3, 2009

CHEETAH OIL & GAS LTD.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-26907
(Commission File Number)

93-1118938
(IRS Employer Identification No.)

400-601 West Broadway, Vancouver, BC V5Z 4C2
(Address of principal executive offices and Zip Code)

604-871-4163
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01        Entry into a Material Definitive Agreement
Item 2.01        Completion of Acquisition or Disposition of Assets

On April 3, 2009, we entered into an asset purchase agreement with Lexaria Corp., Delta Oil & Gas, Inc. and The Stallion Group wherein we agreed to acquire an 8% interest in certain oil and gas interested located in the State of Mississippi, known as the Belmont Lake field. Lexaria has agreed to acquire a 2% interest in the Belmont Lake field

The Belmont Lake field current has two producing wells which have been producing approximately 130 bbl/d. The Belmont Lake field has proven reserves of 400,000 bbl’s of oil.

In addition to acquiring the 8% working interest, we acquired a 40% working interest on an option to drill wells on over 132,000 acres of exploration lands. These lands have extensive existing 2-D and 3-D seismic coverage and the project operations have identified multiple targets for potential future drilling.

We acquired these assets for approximately $186,000.

Item 9.01        Financial Statements and Exhibits

10.1	Asset Purchase Agreement dated April 3, 2009

99.1	News release dated April 7, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEETAH OIL & GAS LTD

/s/ Robert McAllister
Robert McAllister
President and Chief Executive Officer

April 7, 2009